The Prudential Investment Portfolios, Inc.
         -Jennison Growth Fund
	-Jennison Equity Opportunity Fund
	-Dryden Active Allocation Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         						May 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                           Re: The Prudential Investment Portfolios, Inc. File No. 811-07343


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for The Prudential Investment Portfolios, Inc.
for the semi-annual period ended March 31, 2004. The
Form N-SAR was filed using
the EDGAR system.



                                                       Very truly yours,


					            /s/ Lori E. Bostrom
                                                        Lori E. Bostrom
                                                                Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24h day of May, 2004.







The Prudential Investment Portfolios, Inc.





Witness: /s/ Lori E. Bostrom			By:/s/ Grace C. Torres
            Lori E. Bostrom	 		     Grace C. Torres
            Secretary			     	     Treasurer





























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